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                                                                     Exhibit 8.1
                                October 17, 2007


China Nepstar Chain Drugstore Ltd.
6th Floor, Tower B, Xinnengyuan Building
Nanyou Road, Nanshan District, Shenzhen
Guangdong Province 518054
People's Republic of China

Ladies and Gentlemen:

         We have acted as United States counsel to China Nepstar Chain Drugstore Ltd. (the "Company"), in connection with the Registration Statement on Form F-1 (File No. 333- ), including the prospectus contained therein (together, the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of the Company's common stock, par value US$0.0001 per share, which will be represented by American Depositary Shares evidenced by American Depositary Receipts.

                  We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.


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         Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth in the Registration Statement under the caption "Taxation--United States Federal Income Tax Consequences," to the extent they state matters of law or legal conclusions, constitute the opinion of Simpson Thacher & Bartlett LLP.

         We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

         We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "Taxation --United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement.

                                              Very truly yours,

                                              /s/ Simpson Thacher & Bartlett LLP

                                              SIMPSON THACHER & BARTLETT LLP